SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2005

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Effective August 8, 2005, (i) A. Leigh Powell resigned from all his positions with the Registrant, including his directorship and his position as President and Chief Executive Officer, and (ii) Terrence M. Nicholson resigned from all his positions with the Registrant, including his position as Chief Operating Officer.

(c) Effective August 8, 2005, the Registrant’s Board of Directors appointed Yorgen H. Edholm, 50 years old, as interim President and Chief Executive Officer of the Registrant. Mr. Edholm has served as a director of the Registrant since July 2005.

Mr. Edholm was previously the President and CEO of Accellion, Inc. a privately-held developer of secure file transfer solutions. Prior to joining Accellion, Mr. Edholm was President and CEO of DecisionPoint Applications, an analytical applications company. Before DecisionPoint, Mr. Edholm co-founded Brio Software and, during 12 years as its CEO, took the company public and grew it to $150 million in revenues with over 700 employees and a customer base of over 5,000 organizations. Mr. Edholm earned an MBA from the Stockholm School of Economics and a Masters in Engineering Physics from the Royal Institute of Technology in Stockholm.

The terms of Mr. Edholm’s compensation have not yet been determined. Mr. Edholm and his family have no relationships with the Registrant that would be reportable under Items 401(d) or 404(a) of Regulation S-K.

Item 9.01(c) EXHIBIT

99.1	Press release of I-many, Inc. dated August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President, General Counsel and Secretary

Dated: August 12, 2005